                                                                     EXHIBIT 4.3


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES OF AMERICA SECURITIES ACT OF 1933, AS AMENDED (the "Securities Act"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT, AND THERE IS APPLICABLE APPROVAL OR PERMISSION FROM THE BERMUDA MONETARY AUTHORITY.

IN ADDITION, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS IN THE COMPANY'S BYE-LAWS AND PURSUANT TO A SHAREHOLDERS' AGREEMENT DATED AS OF DECEMBER 22, 1999 AMONG THE COMPANY, MAX RE LTD. AND THE COMPANY'S SHAREHOLDERS. A COPY OF SUCH BYE-LAWS AND SHAREHOLDERS' AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.


                               MAX RE CAPITAL LTD.

                             SHARE PURCHASE WARRANT


Certificate No.: [       ]                                       Date: [       ]

                FOR VALUE RECEIVED, MAX RE CAPITAL LTD., a company organized under the laws of Bermuda with limited liability (the "Company"), hereby grants
                                                       -------
to [ ] (the  "Warrant  Holder")  this warrant  certificate  (this  "Warrant") to
              ---------------                                       -------
purchase, in accordance with the terms set forth herein, [ ] ( ) shares of the Company's Common Shares, having a par value of US$1.00 per share (the "Common
                                                                          ------
Shares"),  at a price per share  equal to US$[ ] as  adjusted  from time to time
------
pursuant  to Section 2 hereof  (the  "Exercise  Price") but at no time shall the
                                      --------  -----
Exercise Price be less than the then current par value of any share to be issued pursuant hereto.

                This warrant is subject to the following provisions:

                Section 1.      Warrant Terms.
                                --------------

                (a) This Warrant is for the purchase of [ ] ( ) Common Shares at the Exercise Price, as such price may be adjusted from time to time under the terms hereof.

                (b) This Warrant shall expire at 5:00 p.m. New York City, N.Y., U.S.A. time, on the tenth anniversary of the date hereof (the "Expiration
Date").                                                               ----------
----
                (c) This Warrant shall vest 20% on the date hereof and an additional 20% on each of the first, second, third and fourth anniversaries of the date hereof; provided, that, the Warrant Holder is then employed with the Company.

                        (1) In the event the Warrant Holder's employment is terminated by the Company with Cause or by the Warrant Holder without Good Reason (each as defined below), all unvested Warrants shall immediately terminate and any vested Warrants shall remain exercisable for thirty (30) days following such termination; provided, that, the Warrant Holder shall have at
                               --------   ----
least thirty (30) business days following any underwriter's lock-up period imposed prior to or during such thirty (30) day period to exercise his vested Warrants, but in no event beyond the Expiration Date.

                        (2) In the event of the Warrant Holder's death, or if the Warrant Holder's employment is terminated by the Company for Disability (as defined below), or without Cause or by the Warrant Holder for Good Reason or the Warrant Holder's work permit in Bermuda is not renewed by the Bermuda immigration authorities and his employment terminates as a result thereof, all of the Warrants that would have vested within twelve (12) months of such termination shall immediately become vested, and all other unvested warrants shall immediately terminate.

                        If a termination of employment  under this  subparagraph
(2) occurs prior to an Initial Public Offering (as defined below), vested Warrants shall remain exercisable for two (2) years following such termination; provided, that, if an Initial Public Offering should occur following such
--------   ----
termination, then such Warrants shall remain exercisable for the lessor of six
(6) months (one (1) year in the event of death or Disability) following such Initial Public Offering or the remaining exercise period, but in no event beyond the Expiration Date.

                        If a termination of employment  under this  subparagraph
(2) occurs after an Initial Public Offering, all vested Warrants shall remain exercisable for six (6) months (one (1) year in the event of death or Disability) following such termination, but in no event beyond the Expiration Date. In the event of any termination of employment under this subparagraph (2), the Warrant Holder shall have at least thirty (30) business days following any underwriter's lock-up period imposed prior to or during any warrant exercise period to exercise his vested Warrants.

                        (3) In the event of a Change in Control (as defined below), all unvested Warrants shall become immediately vested.

                        (4)     Certain Definitions.

                        Cause.  "Cause"  shall mean (i) habitual drug or alcohol
                                 -----
use which impairs the ability of the Warrant Holder to perform his employment duties with the Company; (ii) the Warrant Holder's conviction during his employment with the Company by a court of competent jurisdiction, or a pleading of "no contest" or guilty to a felony or the equivalent if outside the United States; (iii) the Warrant Holder's engaging in fraud, embezzlement or any other illegal conduct with respect to the Company which acts are materially harmful to, either financially, or to the business reputation of, the Company; (iv) the Warrant Holder's willful violation of any non-disclosure, non-solicitation, non-disparagement or intellectual property obligations of the Warrant Holder to the Company pursuant to any employment agreement with the Company or otherwise;
(v) the Warrant Holder's willful failure or refusal to perform his employment duties with the Company (other than such failure caused by the Warrant Holder's Disability or while on vacation), after a written demand for performance is delivered to the Warrant Holder by the Board of Directors of the Company that specifically identifies the manner in which the Board believes that the Warrant Holder has failed or refused to perform his duties, or (vi) the Warrant Holder otherwise breaches any material provision of any employment agreement with the Company which is not cured, if curable, within 30 days after written notice thereof by the Company.

                        Change in Control. For purposes of this Agreement, prior to an Initial Public Offering, a "Change in Control" shall mean (i) a sale,
                                     ------------------
assignment, transfer or other disposition of securities in one or more related transactions where Moore Holdings II, L.L.C. and Capital Z Investments, L.P. (the "Investors") and other shareholders of the Company as of the closing of the
      ---------
Company's private placement on March 31, 2000 (together with the Investors, the "Original Investors") cease to beneficially own 51% or more of the total
 -------------------
combined voting power of the Company's outstanding securities; (ii) a merger, consolidation, reorganization or similar corporate event in which the Original Investors cease to beneficially own 51% or more of the total combined voting power of the Company's outstanding securities or 51% or more of the total combined voting power of the resultant corporation or entity if the Company does not survive such transaction; (iii) the sale, transfer, assignment or other disposition of all or substantially all of the Company's property, assets or business to one or more unrelated parties. Notwithstanding the foregoing, no Change in Control shall be deemed to occur as a result of an Initial Public Offering of the Company or any necessary actions taken, as determined by the Board of Directors of the Company, in order to effectuate such Initial Public Offering.

                        Following an Initial Public  Offering,  the term "Change
                                                                          ------
in Control" shall mean (i) a sale, assignment,  transfer or other disposition of
----------
securities in one or more related transactions where the shareholders immediately prior to such transaction cease to beneficially own 51% or more of the total combined voting power of the Company's outstanding securities; (ii) a merger, consolidation, reorganization or similar corporate event in which the shareholders immediately prior to such transaction cease to beneficially own 51% or more of the total combined voting power of the Company's outstanding securities or 51% or more of the total combined voting power of the resultant corporation or entity if the Company does not survive such transaction; or (iii) the sale, transfer, assignment or other disposition of all or substantially all of the Company's property, assets or business to one or more unrelated parties.

                        Disability.  "Disability"  shall mean the suffering of a
                                      ----------
mental or physical disability by the Warrant Holder which shall have prevented him from performing his material duties as an employee of the Company for a period of at least one hundred twenty (120) consecutive days or one-hundred eighty (180) non-consecutive days within any 365 day period.

                        Good Reason.  "Good Reason" shall mean: (i) any material
                                       -----------
and adverse change to the Warrant Holder's duties or authority as an employee of the Company which are inconsistent with his title and position as of the date hereof, (ii) a material diminution of the Warrant Holder's title or position as an employee of the Company; (iii) the relocation of Warrant Holder's office outside of Bermuda; (iv) a reduction of the Warrant Holder's base salary as an employee of the Company; (v) a material reduction of the Warrant Holder's benefits provided under any employment agreement with the Company other than a reduction permitted under terms and conditions of any applicable Company policy or benefit plan; or (vi) a willful failure by the Company to comply with any other material provisions of any employment agreement with the Warrant Holder.

                        Initial Public Offering. "Initial Public Offering" shall
                                                  -----------------------
mean an initial public offering of the Company's Common Stock pursuant to a registration statement (other than on Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

        Section 2.      Anti-dilution  Provisions.  In order to prevent dilution
                        -------------------------
of the purchase rights granted under Section 1 hereof, the Exercise Price shall be subject to adjustment from time to time pursuant to this Section 2.

        (a)     Effect on  Exercise  Price of Certain  Events.  For  purposes of
                ---------------------------------------------
determining the adjusted Exercise Price, the following shall be applicable:

                (1) Subdivision or Combination of Common Shares. If the Company,
                    -------------------------------------------
at any time while this Warrant is outstanding, (a) shall pay a stock or bonus share dividend on its Common Shares, (b) subdivide the class of Common Shares into a larger number of shares or (c) combine the class of Common Shares into a smaller number of shares then (i) the Exercise Price thereafter shall be determined by multiplying the Exercise Price by a fraction the numerator of which shall be the number of Common Shares (excluding treasury shares, if any) issued and outstanding before such event and the denominator of which shall be the number of Common Shares issued and outstanding after such event and (ii) the number of Common Shares issuable upon exercise of the Warrant shall be multiplied by a fraction, the numerator of which shall be the number of Common Shares (excluding treasury shares, if any) issued and outstanding after such event and the denominator of which shall be the number of Common Shares (excluding treasury shares, if any) issued and outstanding before such event. Any adjustment made pursuant to this Section 2(a)(1) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                (2)     Amalgamation,     Reorganization,      Reclassification,
                        --------------------------------------------------------
Consolidation,    Merger   or   Sale.   Any   amalgamation,    recapitalization,
------------------------------------
reorganization, reclassification, consolidation, merger of the Company or sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) shares, securities or assets with respect to or in exchange for Common Shares is referred to herein as an "Organic Change." Prior to the consummation of any
                           ---------------
Organic Change, the Company shall make appropriate provisions (in form and substance satisfactory to the Warrant Holder) to insure that the Warrant Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) Common Shares immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares, securities or assets as such Warrant Holder would have received in connection with such Organic Change if such Warrant Holder had exercised this Warrant immediately prior to such Organic Change. In each such Organic Change, the Company shall also make appropriate provisions (in form and substance satisfactory to the Warrant Holder) to insure that the provisions of this
Section 2 shall thereafter be applicable to this Warrant (including, in the case of any such amalgamation, consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company) and that there is an immediate adjustment of the Exercise Price to the value for the Common Shares reflected by the terms of such amalgamation, consolidation, merger or sale, and a corresponding immediate adjustment in the number of Common Shares acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to such amalgamation, consolidation, merger or sale). Prior to the consummation of any such amalgamation, consolidation, merger or sale, the Company shall use its reasonable efforts to cause the successor entity (if other than the Company resulting from amalgamation, consolidation or merger) or the entity purchasing such assets to assume by written instrument (in form and substance satisfactory to the Warrant Holder), the obligation to deliver to each such Warrant Holder such shares, securities or assets as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to acquire; provided, however,
                                                             --------   -------
that any such assumption shall not relieve the Company of its obligations hereunder.

        (b) Notices.  Immediately upon any adjustment of the Exercise Price, the
            -------
Company shall give, or cause to be given, written notice thereof to the Warrant Holder, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company shall give, or cause to be given, written notice to the Warrant Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon Common Shares, (ii) with respect to any pro rata subscription offer to holders of Common Shares or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Company shall also give, or cause to be given, written notice to the Warrant Holder at least twenty (20) days prior to the date on which any Organic Change shall take place.

        Section 3.      Exercise of Warrant.
                        -------------------

        (a) Exercise Procedure:  The Warrant Holder may exercise that portion of
            ------------------
this Warrant which has become vested in accordance with the terms and conditions hereof at any time and from time to time commencing on the date hereof until 5:00 p.m. New York City time, on the Expiration Date by surrendering at the registered office of the Company this Warrant and a completed Exercise Agreement (substantially in the form of Exhibit A attached hereto) and by paying the Exercise Price in one of the following manners:

         (i)    Cash  Exercise.  The Warrant  Holder shall  deliver  immediately
                --------------
         available funds or a cashiers check payable to the Company; or

         (ii)   Cashless  Exercise.  After the date of issuance of this Warrant,
                ------------------
         if the Common Shares are listed on a national securities exchange, automated quotation system or are available for sale in the over-the-counter market and the provisions of Section 42A of the Bermuda Companies Act 1981, as amended, may be satisfied by the Company, the Warrant Holder shall have the right to surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Warrant Holder the number of Common Shares underlying this Warrant (the "Warrant Shares") determined
                                                     --------------
         as follows:

                                  X = Y (A-B)/A

                                  where:

                                  X = the number of Warrant Shares to be issued to the Warrant Holder

                                  Y = the number of Warrant Shares with respect to which this Warrant is being exercised

                                  A = the average of the per share Market Price of the Common Shares for the five (5) trading days immediately prior to (but not including) the date of exercise (but not less than the then par value of the Common Shares)

                                  B = the Exercise Price

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired and paid the full purchase price therefor by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced on the issue date to the extent permitted by Rule 144.

For purposes hereof, "Market Price" means on any particular date (i) the closing
                      ------------
bid price per Common Share on such date on the national securities exchange or automated quotation system on which the Common Shares are then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Shares are not listed then on a national securities exchange or automated quotation system, the closing bid price for each Common Share in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date.

        (b) Certificates for the Common Shares acquired through exercise of this Warrant shall be delivered by the Company to the Warrant Holder within five (5) business days after (i) receipt by the Company of the items required by Section 3(a) for the respective method or methods of exercise, and (ii) where applicable, compliance with Section 42A of the Bermuda Companies Act 1981 (and the Company shall use reasonable efforts to complete the requirements of the said Section 42A as quickly as possible). Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to such Warrant Holder.

        (c) The Common Shares issuable upon exercise of this Warrant shall be deemed to have been issued to the Warrant Holder on the date by which the Company receives the completed Exercise Agreement and payment of the Exercise Price, if any, and, where applicable, has complied with the requirements of the said Section 42A of the Companies Act 1981, and the Warrant Holder shall be deemed for all purposes to have become the record holder of such Common Shares on such date.

        (d) The issuance of certificates for the Common Shares issuable upon exercise of this Warrant shall be made without charge to the Warrant Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of the Common Shares.

        (e) The Company shall at all times reserve and keep available authorized but unissued Common Shares, solely for the purpose of issuance upon exercise of this Warrant, such number of Common Shares as are issuable upon exercise of this Warrant. All Common Shares shall, when issued, be duly and validly issued, fully paid and nonassessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free from all taxes, liens and charges. The Company shall take such actions as may be necessary to assure that the Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which their shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

        Section 4. Warrant Transferable. Subject to the transfer conditions with
                   --------------------
respect thereto referred to in the legend endorsed hereon, any Warrants that have vested in accordance with the terms and conditions hereof, and all rights hereunder with respects hereto are transferable, in whole or in part, without charge to the Warrant Holder, upon surrender of this Warrant with a properly executed Assignment (substantially in the form of Exhibit B hereto) at the
                                                      ---------
registered office of the Company. Notwithstanding the foregoing, this Warrant may be transferred only to the extent that, upon exercise of this Warrant, the transferee would own no more than 9.9% of the total Common Shares issued and outstanding (after application of the U.S. tax attribution and constructive ownership rules under the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder), unless such restriction is waived by the unanimous consent of the Board of Directors of the Company. Warrants that have not vested in accordance with the terms and conditions hereof are not transferable by the Warrant Holder other than to a designated beneficiary upon death or by will or the laws of descent and distribution and are exercisable during the Warrant Holder's lifetime only by the Warrant Holder. No assignment or transfer of any unvested Warrants or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or rights herein whatsoever, and immediately upon such assignment or transfer, any unvested Warrants shall terminate and become of no further effect.

        Section  5.  Warrant  Exchangeable  for  Different  Denominations.  This
                     ----------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the Warrant Holder at the registered office of the Company, for new warrants in different denominations, substantially identical hereto, representing in the aggregate the rights formerly represented by this Warrant, and each of such new warrants shall represent such portion of such rights as is designated by the Warrant Holder at the time of such surrender. The date the Company initially issues this Warrant shall be the date of issuance of such new warrants regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

        Section 6.  Replacement;  Taxes.  Upon  receipt of  evidence  reasonably
                    -------------------
satisfactory to the Company (an affidavit of the Warrant Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided, that if such Warrant Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate, substantially identical hereto, representing the rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of warrants pursuant to Sections 4, 5 and 6.

        Section 7. Successors and Assigns.  Except as otherwise  contemplated by
                   ----------------------
this Warrant, this instrument is intended to bind and inure to the benefit of and be enforceable by the Warrant Holder and its respective heirs, executors, administrators, successors and assigns.

        Section 8. Amendment and Waiver.  Except as otherwise  provided  herein,
                   --------------------
the provisions of this Warrant may be amended only if the Company has obtained the written consent of the Warrant Holder. Notwithstanding the foregoing, the Company hereby covenants that any time the warrants issued to Moore Holdings, L.L.C. ("Moore") and Capital Z Investments, L.P. ("Capital Z" and together with
         -----                                      ---------
Moore, the "Founders") by Max Re Ltd.  pursuant to agreements dated December 22,
            --------
1999 are amended, modified, supplemented or restated to grant rights to the Founders which are more favorable than the rights currently granted to the Founders under such warrants, (i) the Company shall, within 2 business days of such amendment, modification, supplement or restatement, provide written notice of such event to the Warrant Holder and (ii) upon surrender of this Warrant at the registered office of the Company, this Warrant shall immediately be amended, supplemented, modified or restated to grant the same rights to the Warrant Holder so that this Warrant remains pari passu with the warrants issued to the
                                     ---- -----

        Section  9.  Descriptive  Headings.  The  descriptive  headings  of this
                     ---------------------
Warrant are inserted for convenience only and do not constitute a part of this Warrant.

        Section  10.  Governing  Law.  This  Warrant  shall be  governed  by and
                      --------------
construed and enforced in accordance with the internal laws of Bermuda without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the courts of Bermuda for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE EXTENT APPLICABLE AND PERMITTED, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

        Section  11.  Complete  Agreement;  Severability.  Except  as  otherwise
                      ---------------------------------
expressly set forth herein, this Warrant embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In case any provision of this Warrant shall be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not in any way affect or impair any other provision of this Warrant.

        Section 12. Notices. All notices and other  communications  provided for
                    -------
or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, or air courier guaranteeing overnight delivery.

         If to the Company:                  Max Re Capital Ltd..
                                             Ascot House, 28 Queen Street
                                             Hamilton, HM11
                                             Bermuda
                                             Attention:  Chief Financial Officer

         With a copy to:                     Akin, Gump, Strauss, Hauer & Feld,
                                             L.L.P.
                                             590 Madison Avenue
                                             New York, New York, 10022
                                             Attention:  Kerry E. Berchem, Esq.

         If to the Warrant Holder:           [                            ]
                                             c/o Max Re Capital Ltd.
                                             Ascot House, 28 Queen Street
                                             Hamilton, HM 11
                                             Bermuda

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five business days after the date of deposit in the Bermuda or United States of America mail, if mailed by first-class air mail; when receipt is acknowledged by the recipient facsimile machine, if sent by facsimile; and three business days after being delivered to a next-day air courier.


                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer and to be dated the date of issuance hereof.

                                            MAX RE CAPITAL LTD.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



Accepted and Agreed to:
As of [       ]




By:
   --------------------------------------------------
     Name:

                                                                       EXHIBIT A

                               EXERCISE AGREEMENT
                               ------------------


To:      MAX RE CAPITAL LTD.


1. [_] The undersigned hereby: (1) irrevocably elects to subscribe for and offers to purchase _______ Common Shares of Max Re Capital Ltd., pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________, [ ]
(2) encloses a payment of $__________ for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.


2. [_] The undersigned hereby: (1) irrevocably elects to exchange Warrant(s) to purchase _______ Common Shares of Max Re Capital Ltd., pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________, [ ],
(2) encloses Warrant(s) as a payment of $__________ for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); and
(3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.




Dated:                                            Signature
                                                             -------------------


                                                  Address
                                                            --------------------

                                                                       EXHIBIT B

                                   ASSIGNMENT
                                   ----------


                  FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No.:_____) with respect to the number of Common Shares and covered thereby set forth below, unto:

Names of Assignee                   Address                   No. of Shares
-----------------                   -------                   -------------




Dated:                                 Signature
                                                   -----------------------------


                                       Address
                                                   -----------------------------


                                       Witness
                                                  ------------------------------


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